Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 (No. 333-255337) of Camposol Holding PLC of our report dated April 16, 2021 relating to the financial statements of Csol Holding Limited, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Gaveglio Aparicio y Asociados S. Civil de R.L.

Countersigned by

/s/ Vicente Tieri

Partner

Peruvian Public Accountant

Registration No. 37180

Lima, Peru

June 1, 2021